                                                                 EXHIBIT 11



                             PART II - EXHIBIT 11
              Computation of Net Income per Share of Common Stock
              ---------------------------------------------------

                                                   Three Months Ended           Nine Months Ended
                                                       March 31,                    March 31,
                                                   ------------------           -----------------

                                                   1996          1995           1996         1995
                                                   ----          ----           ----         ----
Weighted average shares of common stock
   outstanding                                   4,971,431    4,971,431      4,971,431    4,966,116

Shares issuable from assumed exercise
   of stock options and warrants.                  107,694       55,786        117,553      275,449
                                                ----------   ----------     ----------   ----------

Weighted average shares outstanding,
   as adjusted                                   5,079,125    5,027,217      5,088,984    5,241,565
                                                ==========   ==========     ==========   ==========

Net income                                      $  277,000   $  241,000     $  741,000   $  628,000
                                                ==========   ==========     ==========   ==========

Net income per common share                     $    0.05    $    0.05      $    0.15    $    0.12
                                                ==========   ==========     ==========   ==========



In accordance with Accounting Principles Board Opinion No. 15, the inclusion of common stock equivalents in the computation of earnings per share need not be considered if the reduction in earnings per share is less than 3%. Therefore, net income per common share and common share equivalent as shown on the Consolidated Statements of Income for the three months ended March 31, 1996 and 1995 and the nine months ended March 31, 1996 do not include common share equivalents.